EXHIBIT  24

INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10157 of The Dial Corporation on Form S-8 of our report dated June 23, 1997, appearing in this Annual Report on Form 11-K of The Dial Corporation 401(k) Plan for Hourly Employees for the year ended December 31, 1996.



\s\  DELOITTE  &  TOUCHE  LLP
     DELOITTE  &  TOUCHE  LLP

Phoenix,  Arizona
June  23,  1997